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                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
Nos. 333-88873, 333-94029 and 333-94043 of Jore Corporation and subsidiaries on Form S-8 of our report dated March 29, 2000, appearing in this Annual Report on Form 10-K of Jore Corporation and subsidiaries for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
April 5, 2000